CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




In connection with the foregoing Registration Statement on Form S-8 to be filed with the
Washington, D.C. Office of the U.S. Securities and exchange Commission, we hereby consent to the incorporation by reference herein to our report dated February 26, 1996 (except for Note 11 as to which the date is March 27, 1996), which appears in the annual report on Form 10-KSB of Western
Country Clubs, Inc. for the year ended December 31, 1995.



                                   CAUSEY DEMGEN & MOORE INC.






Denver, Colorado
July 24, 1996








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